As filed with the United States Securities and Exchange Commission on July 31, 1996.
                                                                Registration No.
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             ----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                             ----------------------


                              THE CHUBB CORPORATION
               (Exact name of issuer as specified in its charter)


               NEW JERSEY                                13-2595722
      (State or other jurisdiction                    (I.R.S. Employer
           of Incorporation)                       Identification Number)



              15 MOUNTAIN VIEW ROAD
                  P.O. BOX 1615
               WARREN, NEW JERSEY                           07061-1615
    (Address of principal executive offices)                (Zip Code)


                             ----------------------


                              THE CHUBB CORPORATION
                      LONG-TERM STOCK INCENTIVE PLAN (1996)
                            (Full title of the plan)


                             ----------------------


                  HENRY G. GULICK, Vice President and Secretary
                              THE CHUBB CORPORATION
                              15 Mountain View Road
                                  P.O. Box 1615
                          Warren, New Jersey 07061-1615
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:

                                  908-903-3576


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                 Proposed     Proposed
     Title of                    maximum      maximum
     securities     Amount       offering     aggregate        Amount of
      to be         to be        price per    offering        registration
    registered     registered(1) share (2)    price (2)           fee

- --------------------------------------------------------------------------------
Common Stock       14,000,000     $41.625    $582,750,000    $200,948.28
($1.00 par value)   Shares

- --------------------------------------------------------------------------------

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The maximum number of shares of Common Stock in respect of which Awards may be made under the Plan shall be 8,730,000 shares of Common Stock plus up to an additional 5,270,000 shares of Common Stock to the extent such shares of Common Stock are reacquired by the Corporation, including shares purchased in the open market, after April 23, 1996.

(2) The 14,000,000 shares are issuable under the Long-Term Stock Incentive Plan (1996). The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on July 29, 1996.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Chubb Corporation (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

         (3) The description of the Company's Common Stock contained in the Company's most recent Exchange Act registration statement, including any amendment thereto or report filed for the purpose of updating such description; and

         (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act as to indemnification by the Registrant of officers and directors.

         Article Twelfth of the Company's Restated Certificate of Incorporation provides as follows with respect to the indemnification of the Corporation's officers and directors:

                  Section A. A Director or Officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such Director's or Officer's duty of loyalty to the Corporation or stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such Director or Officer of an improper personal benefit. The provisions of this section shall be effective as and to the fullest extent that, in whole or in part, they shall be authorized or permitted by the laws of the State of New Jersey. No repeal or modification of the foregoing provisions of this Section A nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a Director or Officer of the Corporation which exists at the time of such repeal or modification.

                  Section B.

                        1.   As used in this Section B:

                  (a) "corporate agent" means any person who is or was a director, officer or employee of the Corporation and any person who is or was a director, officer, trustee or employee of any other enterprise, serving, or continuing to serve, as such at the written request of the Corporation, signed by the Chairman or the President or pursuant to a resolution of the Board of Directors, or the legal representative of any such person;

                  (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent;

                  (c) "expenses" means reasonable costs, disbursements and counsel fees;

                  (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                  (e) "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, and shall include any proceeding as so defined existing at or before, and any proceedings relating to facts occurring or circumstances existing at or before, the adoption of this Section B.

                  2. Each corporate agent shall be indemnified by the Corporation against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his having been such corporate agent to the fullest extent permitted by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred by this paragraph 2 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended or modified. The right to indemnification conferred in this paragraph 2 shall be a contract right.

                  3. The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under applicable law as the same exists or may hereafter be amended or modified. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                  The rights and authority conferred in this Section B shall not exclude any other right to which any person may be entitled under this Certificate of Incorporation, the By-Laws, any agreement, vote of stockholders or otherwise. No repeal or modification of the foregoing provisions of this Section B nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a corporate agent which exists at the time of such repeal or modification.

                                   *   *   *

         The directors and officers of the Corporation are covered by insurance policies indemnifying them against certain liabilities which may arise out of their employment, including any liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities.

                                    EXHIBITS

         The following is a complete list of exhibits filed as part of this Registration Statement.

  Exhibit
    No.         Exhibit

     5       Opinion of Davis Polk & Wardwell
             (legality)

    23(a) Consent of Ernst & Young LLP, independent auditors

    23(b)    Consent of Davis Polk & Wardwell
             (included in Exhibit 5)

    24       Powers of Attorney


                                  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on July 31, 1996.


                              THE CHUBB CORPORATION



                              By /s/ Gail E. Devlin
                                 ---------------------------
                                 (Gail E. Devlin, Senior
                                    Vice President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                  Title                              Date


          *                     Chairman, President,           July 31, 1996
- --------------------------        Chief Executive Officer
   (Dean R. O'Hare)               and Director



          *                     Vice Chairman,                 July 31, 1996
- --------------------------        Chief Financial Officer
   (Percy Chubb, III)             and Director



          *                    Director                        July 31, 1996
- --------------------------
    (John C. Beck)


                               Director                        July 31, 1996
- --------------------------
   (James I. Cash, Jr.)



          *                    Director                       July 31, 1996
- --------------------------
    (Joel J. Cohen)

          *                   Director                   July 31, 1996
- --------------------------
    (David H. Hoag)



          *                   Director                   July 31, 1996
- --------------------------
   (Robert V. Lindsay)



          *                   Director                   July 31, 1996
- --------------------------
   (Thomas C. MacAvoy)



          *                   Director                   July 31, 1996
- --------------------------
   (Gertrude Michelson)



          *                   Director                   July 31, 1996
- --------------------------
   (Warren B. Rudman)



          *                   Director                   July 31, 1996
- --------------------------
(Sir David G. Scholey, CBE)



          *                   Director                   July 31, 1996
- --------------------------
   (Raymond G.H. Seitz)



          *                   Director                   July 31, 1996
- --------------------------
   (Lawrence M. Small)



          *                   Director                   July 31, 1996
- --------------------------
    (Richard D. Wood)



          *                   Senior Vice President      July 31, 1996
- --------------------------      and Chief Accounting
    (Henry B. Schram)           Officer



*By /s/ Henry G. Gulick
- --------------------------
   (Henry G. Gulick,
   Attorney-in-fact)

                                EXHIBITS INDEX
                                --------------

  Exhibit
    No.         Exhibit
  -------       -------

     5       Opinion of Davis Polk & Wardwell
             (legality)

    23(a) Consent of Ernst & Young LLP, independent auditors

    23(b)    Consent of Davis Polk & Wardwell
             (contained in Exhibit 5)

    24       Powers of Attorney